EXHIBIT 10.26

EIGHTH AMENDMENT TO

LOAN AGREEMENT

THIS EIGHTH AMENDMENT TO LOAN AGREEMENT (the “Amendment”) dated as of August 15, 2002 between NVR MORTGAGE FINANCE, INC., a Virginia corporation (“Borrower”), the Lenders party to the Loan Agreement referred to below (“Lenders”), U.S. BANK NATIONAL ASSOCIATION, as agent (“Agent”) for the Lenders and BANK ONE, NA, a national banking association (the “New Lender”).

WITNESSETH THAT:

WHEREAS, the Borrower, the Lenders and the Agent are parties to a Loan Agreement dated as of September 7, 1999, as amended by a Consent, Waiver and First Amendment to Loan Agreement dated as of November 19, 1999, a Second Amendment to Loan Agreement and Second Amendment to Pledge and Security Agreement dated as of September 1, 2000, a Third Amendment to Loan Agreement dated as of February 16, 2001, a Fourth Amendment to Loan Agreement dated as of August 31, 2001, a Fifth Amendment to Loan Agreement dated as of November 1, 2001, a Consent, Waiver and Sixth Amendment to Loan Agreement dated as of December 14, 2001 and a Seventh Amendment to Loan Agreement dated as of May 17, 2002 (as so amended, the “Loan Agreement”), pursuant to which the Lenders provide the Borrower with a revolving mortgage warehousing credit facility;

WHEREAS, the Borrower has requested that the New Lender be added as a “Lender” under the Loan Agreement with a Commitment Amount in the amount of $10,000,000.

WHEREAS, this Amendment is executed and delivered by the Borrower, the Agent, the Lenders and the New Lender for the purposes of among other things, (a) reflecting the Commitment Amount of the New Lender and the New Lender’s agreement to be bound by the Loan Agreement and the other Loan Documents, (b) reflecting the Agent’s and the Lenders’ consent to the addition of the New Lender as a Lender party to the Loan Agreement, (c) reflecting that Fleet Bank, N.A. (“Fleet”) shall exit as a Lender party to the Loan Agreement and (d) reflecting certain other amendments to the Loan Agreement.

NOW, THEREFORE, for value received, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the New Lender agree as follows:

1. Certain Defined Terms. Each capitalized term used herein without being defined herein that is defined in the Loan Agreement shall have the meaning given to it therein.

2. Concerning the New Lender

(a) Addition of New Lender. Subject to Section 5(d) hereof, upon and after the Effective Date (defined below), the New Lender hereby assumes, adopts and agrees to become a party, as a Lender, to the Loan Agreement and to each other Loan Document to which the Lenders are parties and for all purposes thereof, with a Commitment Amount as stated in the amended Schedule 1.1(a) to the Loan Agreement attached hereto as Exhibit A, and the parties hereto, other than the New Lender, each acknowledge and consent to such actions by the New Lender. Upon and after the Effective Date, the New Lender shall be a Lender under the Loan Agreement and the other Loan Documents to which the Lenders are parties and shall have all of the rights, privileges and benefits of a Lender under the Loan Agreement and the other Loan Documents, and all of the duties of a Lender thereunder, in each case as if such New Lender had been initially a party to the Loan Agreement. Upon the Effective Date (defined below), the New Lender shall make Warehouse Advances as calculated by the Agent so that its outstanding Warehouse Advances are equal to its ratable share of all Warehouse Advances outstanding on such date and the Agent shall distribute the proceeds of such Warehouse Advances to Fleet (defined below) in the amount of the Payoff Amount (defined below) and to the other Lenders in accordance with their ratable share of all Warehousing Advances outstanding on the Effective Date, in each case after giving effect to this Amendment, but prior to any additional Warehousing Advances requested by the Borrower to be made on the Effective Date.

(b) Interest and Fees. From and after the Effective Date, all interest and all facility fees accrued under Section 2.4(a) of the Loan Agreement for the billing period in which the Effective Date falls shall be paid to the Agent as provided in the Loan Agreement, and distributed by the Agent (i) with respect to amounts accrued before the Effective Date, to the Lenders (other than the New Lender) and (ii) with respect to amounts accrued on or after the Effective Date, to the New Lender and the other Lenders (other than Fleet), in accordance with the terms of the Loan Agreement.

(c) Copies of Loan Documents. The Agent represents and warrants to the New Lender that the copies of the Loan Documents and the related agreements, certificates, and opinion letters previously delivered to the New Lender are true and correct copies of the Loan Documents and related agreements, certificates, and opinion letters executed by and/or delivered in connection with the closing of the credit facilities contemplated by the Loan Agreement, other than the Agent Fee Letter.

(d) No Representation or Warranty by Lenders. The New Lender agrees and acknowledges that no Lender nor the Agent (i) make any representation or warranty and assume no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the Loan Documents or any other instrument or document furnished pursuant thereto and (ii) make any representation or warranty and assume any responsibility with respect to the financial condition of the Borrower, or the performance or observance by the Borrower or any other Person of any of their respective obligations under the Loan Documents or any other instrument or document furnished pursuant thereto.

(e) No Reliance By New Lender. The New Lender (i) confirms to each other Lender and the Agent that it has received a copy of the Loan Documents together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; and (ii) acknowledges that it has, independently and without reliance upon the Agent or any other Lender and instead in reliance upon its own review of such documents and information as the New Lender deems appropriate, made its own credit analysis and decision to enter into this Amendment and the Loan Documents and agrees that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as the New Lender shall deem appropriate at the time, continue to make its own credit decision in taking or not taking action under the Loan Documents.

3. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

(a) The definition of “Borrowing Base” in Section 1.1 of the Loan Agreement is hereby amended to amend clauses (iii) and (vi) thereof in their respective entireties to read as follows:

(iii) Construction Loans and Lot Loans, in the aggregate, shall be 3.5% of the then Total Commitment.

(b) definition of “Scheduled Termination Date” in Section 1.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

“Scheduled Termination Date” means August 29, 2003.

(c) Section 2.4 of the Loan Agreement is amended by deleting subsection (f) as it appears therein and by substituting in lieu thereof the following:

(f) Non-Usage Fee. If, during the period from September 1, 2002 to the Scheduled Termination Date, the average usage by the Borrower of the aggregate Commitments during any calendar month (i) shall not equal or exceed 35% of the amount thereof for any month, the Borrower shall pay to the Agent, for the ratable benefit of the Lenders, a non-usage fee in an amount equal to 0.185% per annum on the average unused amount of the aggregate Commitments during such month and (ii) shall exceed or equal 35% but shall not exceed or equal 50% of the amount thereof for any month, the Borrower shall pay to the Agent, for the ratable benefit of the Lenders, a non-usage fee in an amount equal to 0.125% per annum on the average unused amount of the aggregate Commitments during such month. Such non-usage fees shall be computed on the basis of the actual number of days elapsed and a year of 360 days. Any such non-usage fee accrued through the last day of any calendar month shall be payable within 5 Business Days after delivery of a statement thereof by the Agent to the Borrower.

(d) Section 7.9 of the Loan Agreement is hereby amended in its entirety to read as follows:

7.9 Adjusted Tangible Net Worth. Adjusted Tangible Net Worth at any date shall not be less than $12,000,000.

(e) Schedule 1.1(a) to the Loan Agreement is hereby amended in its entirety to read as set forth on Exhibit A to this Amendment, which Exhibit A is hereby made a part of the Loan Agreement as Schedule 1.1(a) thereto.

4. Exiting Lender. Upon the Effective Date (defined below), the aggregate unpaid principal amount of the Warehousing Advances made by Fleet under the Loan Agreement, together with all interest, fees and other amounts, if any, payable to Fleet under the Loan Agreement as of the Effective Date (the “Payoff Amount”), shall be repaid in full from the funds provided by the Borrower and the proceeds of Warehousing Advances made by the New Lender and the other Lenders, and the commitments of Fleet under the Loan Agreement shall terminate. The Agent shall give the Borrower notice with respect to such Payoff Amount. The Agent shall distribute to Fleet by not later than 5:00 P.M. (Minneapolis time) on the Effective Date out of the proceeds of the Warehousing Advances made for such purpose and from the other funds provided by the Borrower, the amount required to pay the Payoff Amount in full, whereupon: (a) Fleet shall no longer be a party to the Loan Agreement and (b) Fleet shall not be deemed to be a “Lender” for any purpose under the Loan Agreement.

5. Conditions to Effectiveness of this Amendment. This Amendment shall be effective as of August 30, 2002 (the “Effective Date”), provided the Agent shall have received at least nine (9) counterparts of this Amendment, duly executed by the Borrower and all of the Lenders, and the following conditions are satisfied:

(a) Before and after giving effect to this Amendment, the representations and warranties of the Borrower in Section 5 of the Loan Agreement and Section 5 of the Security Agreement shall be true and correct as though made on the date hereof, except to the extent such representations and warranties by their terms are made as of a specific date and except for changes that are permitted by the terms of the Loan Agreement.

(b) Before and after giving effect to this Amendment, no Event of Default and no Default shall have occurred and be continuing.

(c) No material adverse change in the business, assets, financial condition or prospects of the Borrower shall have occurred since December 31, 2001.

(d) The Agent shall have received the following, each duly executed or certified, as the case may be, and dated as of the date of delivery thereof:

(i) a new Committed Warehousing Promissory Note payable to the New Lender (the “New Note”), duly executed by the Borrower;

(ii) a copy of resolutions of the Board of Directors of the Borrower, certified by its respective Secretary or Assistant Secretary, authorizing or ratifying the execution, delivery and performance of this Amendment and the New Note;

(iii) a certified copy of any amendment or restatement of the Articles of Incorporation or the Bylaws of the Borrower made or entered following the date of the most recent certified copies thereof furnished to the Lenders; and

(iv) such other documents, instruments and approvals as the Agent may reasonably request.

6. Acknowledgments. The Borrower and each Lender acknowledges that, as amended hereby, the Loan Agreement remains in full force and effect with respect to the Borrower and the Lenders, and that each reference to the Loan Agreement in the Loan Documents shall refer to the Loan Agreement, as amended hereby. The Borrower confirms and acknowledges that it will continue to comply with the covenants set out in the Loan Agreement and the other Loan Documents, as amended hereby, and that its representations and warranties set out in the Loan Agreement and the other Loan Documents, as amended hereby, are true and correct as of the date of this Amendment, except to the extent such representations and warranties by their terms are made as of a specific date and except for changes that are permitted by the terms of the Loan Agreement. The Borrower represents and warrants that (i) the execution, delivery and performance of this Amendment and the New Note are within its corporate powers and have been duly authorized by all necessary corporate action; (ii) this Amendment and the New Note have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms (subject to limitations as to enforceability which might result from bankruptcy, insolvency, or other similar laws affecting creditors’ rights generally and general principles of equity) and (iii) no Events of Default or Default exist.

7. General.

(a) The Borrower agrees to reimburse the Agent upon demand for all reasonable expenses (including reasonable attorneys fees and legal expenses) incurred by the Agent in the preparation, negotiation and execution of this Amendment and the New Note and any other document required to be furnished herewith, and to pay and save the Lenders harmless from all liability for any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment and the New Note, which obligations of the Borrower shall survive any termination of the Loan Agreement.

(b) This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

(c) Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

(d) This Amendment and the New Note shall be governed by, and construed in accordance with, the internal law, and not the law of conflicts, of the State of Minnesota, but giving effect to federal laws applicable to national banks.

(e) This Amendment and the New Note shall be binding upon the Borrower, the Lenders, the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lenders, the Agent and the successors and assigns of the Lenders and the Agent.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

NVR MORTGAGE FINANCE, INC.

By:
Its:

U.S. BANK NATIONAL ASSOCIATION, as Agent and Lender

By:
Its:

FLEET BANK, N.A.

By:
Its:

GUARANTY BANK, f/k/a Guaranty Federal Bank, F.S.B.

By:
Its:

NATIONAL CITY BANK OF KENTUCKY

By:
Its:

COMERICA BANK

By:
Its:

JPMORGAN CHASE BANK

By:
Its:

BANK ONE, NA (MAIN OFFICE CHICAGO)

By:
Its:

EXHIBIT A TO

EIGHTH AMENDMENT

TO LOAN AGREEMENT

SCHEDULE 1.1(a)

Lender	Commitment Amount
U.S. Bank National Association Mortgage Banking Services U.S. Bank Place 601 Second Avenue South Minneapolis, Minnesota 55402-4302 Attention: Kathleen Connor Telephone: 612-973-0306 Telecopy: 612-973-0826	$45,000,000

Guaranty Bank 8333 Douglas, 11 th Floor Dallas, Texas 75225 Attention: Stephanie Brown Telephone: 214-360-1940 Telecopy: 214-360-1660	$30,000,000

Bank One, NA 1 Bank One Plaza, 16 th Floor Chicago, IL 60670 Attention: Rodney S. Davis Telephone: 312-732-2714 Telecopy: 312-732-6222	$10,000,000

Comerica Bank Comerica Tower at Detroit Center 500 Woodward Avenue Detroit, MI 48226 Attention: Heather D. Hogle Telephone: 313-222-5740 Telecopy: 313-222-9295	$20,000,000

National City Bank of Kentucky 421 W. Market Street Louisville, KY 40202 Attention: Mary Jo Reiss Telephone: 502-581-4197 Telecopy: 502-581-4154	$20,000,000

JPMorgan Chase Bank 707 Travis—6 CBBN 91 Houston, TX 77002-8091 Attention: Ms. Cynthia E. Crites Telephone: 713-216-4425 Telecopy: 713-216-1567	$25,000,000

TOTAL	$150,000,000